EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
December 31, 2013

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Dispositions	22
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land
Equity Research Coverage	2	& Pre-Construction Summary	23
Selected Financial Summary Data	3	Summary of Construction Projects	24
Selected Portfolio Data	4	Summary of Redevelopment Projects	25
		Summary of Land Held and Pre-Construction	26
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5	CAPITALIZATION:	Section V
Consolidated Statements of Operations	6-7	Quarterly Equity Analysis	27
Consolidated Statements of FFO	8-9	Debt Analysis	28-29
Consolidated Reconciliations of AFFO	10	Debt Maturity Schedule	30
		Consolidated Joint Ventures	31
PORTFOLIO INFORMATION:	Section III
Consolidated Office Properties by Region	11	RECONCILIATIONS & DEFINITIONS:	Section VI
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Supplementary Reconciliations of Non-GAAP Measures	32-34
Unstabilized Office Properties	13	Definitions	35-39
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Office Leasing	17-18
Office Lease Expiration Analysis	19-20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS 2013 RESULTS; AFFIRMS 2014 GUIDANCE

COLUMBIA, MD February 7, 2014 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2013.

“Fourth quarter and full year results were in line with our expectations. Importantly, we have completed the portfolio repositioning and balance sheet improvements that diluted results in recent years,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “We expect 2014 to be the inflection year for FFO, resulting from increases in same office occupancy and significant increases in future NOI from our well-leased development projects,” he added.

Results:
For the fourth quarter ended December 31, 2013 - Diluted earnings per share (“EPS”) was $0.94 for the quarter ended December 31, 2013 as compared to $0.16 for the fourth quarter of 2012. Diluted funds from operations per share (“FFOPS”), as adjusted for comparability, was $0.48 for the quarter ended December 31, 2013 as compared to $0.51 for the fourth quarter of 2012. Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), gains (losses) on early extinguishment of debt, derivative losses and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT’s definition, FFOPS for the fourth quarter of 2013 was $1.21 versus $0.49 for the fourth quarter of 2012.

For the year ended December 31, 2013 - EPS was $0.83 for the year ended December 31, 2013 as compared to an EPS loss of ($0.03) for 2012. FFOPS for the full year 2013, as adjusted for comparability, was $1.97 as compared to $2.11 reported for 2012. Per NAREIT’s definition, FFOPS for 2013 was $2.40 as compared to $2.13 for 2012.

Operating Performance:
Portfolio Summary - At December 31, 2013, the Company’s consolidated portfolio of 183 operating office properties totaled 17.4 million square feet. The Company’s consolidated portfolio was 90.3% leased and 89.1% occupied as of December 31, 2013.

Same Office Performance - For the year ended December 31, 2013, COPT’s same office portfolio represents 84% of the rentable square feet of the portfolio and consists of 165 properties. For the quarter ended December 31, 2013, the Company’s same office property cash NOI, excluding gross lease termination fees, was flat as compared to the quarter ended December 31, 2012. For the full year, same office property cash NOI, excluding

i

gross lease termination fees, increased 2.3%. The Company’s same office portfolio was 91.2% leased and 89.8% occupied as of December 31, 2013.

Leasing - COPT completed a total of 1.1 million and 3.8 million square feet of leasing, respectively, for the quarter and year ended December 31, 2013. During these same periods, the Company’s respective renewal rates were 74% and 70%. In the fourth quarter, lease terms on renewals averaged 5.9 years and for development and other new leases averaged 9.8 years. Average lease terms on renewals during the full year were 4.3 years and on development and other new leases were 8.3 years. For the quarter and year ended December 31, 2013, total rent on renewed space increased 4.6% as measured on a GAAP basis; on a cash basis, renewal rates decreased 3.4% in the fourth quarter of 2013 and for the year versus the comparable 2012 periods.

Investment Activity for the year ended December 31, 2013:
Construction - At December 31, 2013, the Company had seven properties totaling 1.0 million square feet under construction for a total projected cost of $215.5 million, of which $124.2 million had been incurred which were 78% leased. As of the same date, COPT had 376,000 square feet in three properties under redevelopment for a total projected cost of $71.0 million, of which $37.0 million has been incurred which were 71% leased.

Dispositions - In 2013, the Company disposed of 31 buildings aggregating 2.3 million square feet and land for $296.8 million. With the completion of these transactions, the Company completed the operating property portion of its Strategic Reallocation Plan and exited from Colorado Springs.

Balance Sheet and Capital Transactions:
As of December 31, 2013, the Company’s debt to adjusted book ratio was 43.6% and, for the three months ended December 31, 2013, its adjusted EBITDA fixed charge coverage ratio was 2.8x. Also, the Company’s weighted average interest rate was 4.5% for the quarter ended December 31, 2013 and, including the effect of interest rate swaps, 89% of the Company’s debt was subject to fixed interest rates.

In 2013, the Company repurchased $239.4 million of principal amount of Exchangeable Senior Notes for $255.1 million and recognized a loss on early extinguishment of $25.9 million, including unamortized loan issuance costs. Also in 2013, the Company completed a public offering of 4,485,000 common shares, generating net proceeds of approximately $117.9 million. The Company also redeemed all of its 3,390,000 outstanding 7.625% Series J Cumulative Redeemable Preferred Shares, at a price of $25 per share.

In April, the Company announced that it received investment grade ratings with stable outlooks from each of the three major U.S. ratings agencies. COPT received a BBB- rating from Fitch Ratings, a Baa3 rating from Moody’s Investors Service and a BBB- rating from Standard & Poor’s Ratings Services. In May, the Company issued $350 million of 3.600% senior unsecured notes due May 15, 2023 at a price equal to 99.816% of the principal amount, and in September, the Company issued $250 million of 5.250% senior unsecured notes due February 15, 2024 at a price equal to 98.783% of the principal amount.

In early July, the Company issued 1.5 million shares of common stock through its at-the-market (“ATM”) stock offering program. The average price per share was $26.05 and the net proceeds were $38.5 million. The Company also amended the terms of its $800 million line of credit to extend the maturity date from September 1, 2014, to July 14, 2017 plus a one-year extension option; and lowered the interest rate spread over 30-day LIBOR to 130 basis points. In addition, the Company amended the terms of its $300 million and $250 million term loan agreements to grant additional extension options and lower the interest spread over LIBOR.

2014 FFO Guidance:
Management is affirming its previously issued guidance for 2014 FFOPS, as adjusted for comparability, of $1.84-$1.92 and providing its first quarter 2014 FFOPS guidance of $0.45-$0.47. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending March 31, 2014 and the year ending December 31, 2014 is provided, as follows:

	Quarter Ending		Year Ending
	March 31, 2014		December 31, 2014
	Low	High	Low	High
EPS	$0.13	$0.15	$1.10	$1.18
Real estate depreciation and amortization	0.32	0.32	1.30	1.30
FFOPS, NAREIT definition	0.45	0.47	2.40	2.48
Net operating income from properties to be conveyed (a)	—	—	(0.02)	(0.02)
Interest expense on loan secured by properties to be conveyed (a)	—	—	0.14	0.14
Net gains on early extinguishment of debt (b)	—	—	(0.68)	(0.68)
FFOPS, as adjusted for comparability	$0.45	$0.47	$1.84	$1.92

a.
The Company expects to transfer two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company’s forecast of net operating income generated by these assets and interest expense (accrued at the default rate) from April 1st through year-end, and assuming a transfer date of December 31, 2014.

b.	Represents debt and accrued interest in excess of the book value of the assets to be conveyed.

Conference Call Information:
Management will discuss fourth quarter and full year 2013 earnings results, as well as its 2014 guidance, on its conference call today at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, February 7, 2014
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     888-679-8018
Telephone Number: (outside the U.S.)    617-213-4845
Passcode:    33175148

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PYUVAPM97

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, February 7 at 4:00 p.m. Eastern Time through Friday, February 21 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 66260281. To access the replay outside the United States, please call 617-801-6888 and use passcode 66260281.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of December 31, 2013, COPT derived 70% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of December 31, 2013, the Company’s consolidated portfolio consisted of 183 office properties totaling 17.4 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*	the Company’s ability to sell properties included in its Strategic Reallocation Plan;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
Revenues
Real estate revenues	$118,487	$112,611	$460,997	$434,299
Construction contract and other service revenues	10,315	20,024	62,363	73,836
Total revenues	128,802	132,635	523,360	508,135
Expenses
Property operating expenses	44,117	42,684	167,199	159,206
Depreciation and amortization associated with real estate operations	30,326	27,225	113,214	107,998
Construction contract and other service expenses	9,710	19,274	58,875	70,576
Impairment losses	—	1,954	5,857	43,678
General and administrative expenses	6,523	5,740	23,736	26,271
Leasing expenses	1,916	1,363	7,133	5,629
Business development expenses and land carry costs	1,367	1,205	5,436	5,711
Total operating expenses	93,959	99,445	381,450	419,069
Operating income	34,843	33,190	141,910	89,066
Interest expense	(21,276)	(20,631)	(82,010)	(86,401)
Interest and other income	885	4,020	3,834	7,172
Loss on early extinguishment of debt	(2)	(6)	(27,030)	(943)
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	14,450	16,573	36,704	8,894
Equity in income (loss) of unconsolidated entities	1,899	(24)	2,110	(546)
Income tax expense	(1,917)	(54)	(1,978)	(381)
Income from continuing operations	14,432	16,495	36,836	7,967
Discontinued operations	71,907	2,515	55,692	12,353
Income before gain on sales of real estate	86,339	19,010	92,528	20,320
Gain on sales of real estate, net of income taxes	6,333	—	9,016	21
Net income	92,672	19,010	101,544	20,341
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(3,757)	(651)	(3,283)	87
Preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
Other consolidated entities	(1,734)	345	(3,894)	1,209
Net income attributable to COPT	87,016	18,539	93,707	20,977
Preferred share dividends	(4,490)	(6,106)	(19,971)	(20,844)
Issuance costs associated with redeemed preferred shares	—	—	(2,904)	(1,827)
Net income (loss) attributable to COPT common shareholders	$82,526	$12,433	$70,832	$(1,694)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$82,526	$12,433	$70,832	$(1,694)
Amount allocable to restricted shares	(348)	(112)	(414)	(469)
Numerator for diluted EPS	$82,178	$12,321	$70,418	$(2,163)

Denominator:
Weighted average common shares - basic	87,010	79,004	85,167	73,454
Dilutive effect of share-based compensation awards	42	67	57	—
Weighted average common shares - diluted	87,052	79,071	85,224	73,454
Diluted EPS	$0.94	$0.16	$0.83	$(0.03)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
Net income	$92,672	$19,010	$101,544	$20,341
Real estate-related depreciation and amortization	31,322	28,560	117,719	121,937
Impairment losses on previously depreciated operating properties	921	247	32,047	70,263
(Gain) loss on sales of previously depreciated operating properties	(9,004)	8	(9,004)	(20,928)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	346
Funds from operations (“FFO”)	115,911	47,825	242,306	191,959
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(880)	(738)	(3,710)	(1,989)
Preferred share dividends	(4,490)	(6,106)	(19,971)	(20,844)
Issuance costs associated with redeemed preferred shares	—	—	(2,904)	(1,827)
Basic and diluted FFO allocable to restricted shares	(462)	(191)	(912)	(919)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	109,914	40,625	214,149	165,720
Operating property acquisition costs	—	—	—	229
Gain on sales of non-operating properties, net of income taxes	—	—	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties	—	1,893	—	(3,353)
Valuation allowance on tax asset associated with FFO comparability adjustments	1,855	—	1,855	—
Income tax expense on impairment recoveries on non-operating properties	—	—	—	673
(Gain) loss on early extinguishment of debt	(67,808)	6	(40,780)	(793)
Issuance costs associated with redeemed preferred shares	—	—	2,904	1,827
Diluted FFO comparability adjustments allocable to restricted shares	168	—	168	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	44,129	42,524	175,613	164,270
Straight line rent adjustments	3,157	(3,385)	(3,667)	(10,016)
Amortization of intangibles included in net operating income	224	221	803	880
Share-based compensation, net of amounts capitalized	1,661	1,720	6,530	9,982
Amortization of deferred financing costs	1,159	1,547	5,451	6,243
Amortization of net debt discounts, net of amounts capitalized	(48)	693	1,015	2,721
Amortization of settled debt hedges	15	16	61	62
Recurring capital expenditures	(21,935)	(27,476)	(43,633)	(43,943)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$28,362	$15,860	$142,173	$130,199
Diluted FFO per share	$1.21	$0.49	$2.40	$2.13
Diluted FFO per share, as adjusted for comparability	$0.48	$0.51	$1.97	$2.11
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2013	December 31, 2012
Balance Sheet Data
Properties, net of accumulated depreciation	$3,214,301	$3,163,044
Total assets	3,629,952	3,653,759
Debt, net	1,927,703	2,019,168
Total liabilities	2,114,945	2,206,962
Redeemable noncontrolling interest	19,448	10,298
Equity	1,495,559	1,436,499
Debt to adjusted book	43.6%	45.8%
Debt to total market capitalization	44.3%	45.0%

Consolidated Property Data (as of period end)
Number of operating properties	183	208
Total net rentable square feet owned (in thousands)	17,370	18,831
Occupancy %	89.1%	87.8%
Leased %	90.3%	89.2%

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2013		2012		2013		2012
Payout ratios
Diluted FFO	22.9%		57.5%		46.5%		52.1%
Diluted FFO, as adjusted for comparability	56.9%		55.0%		56.7%		52.6%
Diluted AFFO	88.6%		147.4%		70.0%		66.3%
Adjusted EBITDA interest coverage ratio	3.3	x	3.4	x	3.5	x	3.2	x
Adjusted EBITDA fixed charge coverage ratio	2.8	x	2.6	x	2.8	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio (1)	6.8	x	7.2	x	N/A		N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	87,052		79,071		85,224		73,454
Weighted average common units	3,978		4,171		3,869		4,235
Anti-dilutive EPS effect of share-based compensation awards	—		—		—		53
Denominator for diluted FFO per share	91,030		83,242		89,093		77,742

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$115,911		$47,825		$242,306		$191,959
Gain on sales of non-operating properties	—		—		(2,683)		(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—		1,893		—		(2,680)
Valuation allowance on tax asset associated with FFO comparability adjustments	1,855		—		1,855		—
Operating property acquisition costs	—		—		—		229
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(67,808)		6		(40,780)		(793)
Issuance costs associated with redeemed preferred shares	—		—		2,904		1,827
FFO, as adjusted for comparability	$49,958		$49,724		$203,602		$190,509

(1)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$24,026	$22,255	$95,246	$81,720
Common unit distributions	1,094	1,119	4,280	4,617
Dividends and distributions for payout ratios	$25,120	$23,374	$99,526	$86,337

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$92,672	$19,010	$101,544	$20,341
Interest expense on continuing operations	21,276	20,631	82,010	86,401
Interest expense on discontinued operations	1,905	2,151	8,221	10,397
Income tax expense	1,917	54	1,978	381
Real estate-related depreciation and amortization	31,322	28,560	117,719	121,937
Depreciation of furniture, fixtures and equipment	495	610	2,054	2,481
Impairment losses	921	2,140	32,047	66,910
(Gain) loss on early extinguishment of debt on continuing and discontinued operations	(67,808)	6	(40,780)	(793)
(Gain) loss on sales of operating properties	(9,004)	8	(9,004)	(20,928)
Gain on sales of non-operational properties	—	—	(2,683)	(33)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	221	(2,992)	206	(3,589)
Operating property acquisition costs	—	—	—	229
Adjusted EBITDA	$73,917	$70,178	$293,312	$283,734
Less: Net operating income from properties in quarter of disposition	(5,107)	—
In-place adjusted EBITDA	$68,810	$70,178

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$21,276	$20,631	$82,010	$86,401
Interest expense from discontinued operations	1,905	2,151	8,221	10,397
Less: Amortization of deferred financing costs	(1,159)	(1,547)	(5,451)	(6,243)
Less: Amortization of net debt discount, net of amounts capitalized	48	(693)	(1,015)	(2,721)
Denominator for interest coverage-Adjusted EBITDA	22,070	20,542	83,765	87,834
Preferred share dividends	4,490	6,106	19,971	20,844
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$26,725	$26,813	$104,396	$109,338

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,430	$10,713	$17,413	$21,816
Building improvements on operating properties	12,898	18,049	21,893	24,862
Leasing costs for operating properties	4,286	1,381	9,400	6,490
Less: Nonrecurring tenant improvements and incentives on operating properties	—	(283)	(238)	(4,793)
Less: Nonrecurring building improvements on operating properties	(1,381)	(2,226)	(4,494)	(4,145)
Less: Nonrecurring leasing costs for operating properties	(275)	—	(311)	(209)
Add: Recurring capital expenditures on operating properties held through joint ventures	(23)	(158)	(30)	(78)
Recurring capital expenditures	$21,935	$27,476	$43,633	$43,943

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$62,726	$62,676	$256,050	$252,438
Less: Straight-line rent adjustments	(755)	(1,417)	(3,904)	(6,409)
Less: Amortization of deferred market rental revenue	—	(39)	(43)	(134)
Add: Amortization of above-market cost arrangements	319	371	1,277	1,466
Same office property cash net operating income	62,290	61,591	253,380	247,361
Less: Lease termination fees, gross	(1,249)	(524)	(2,529)	(2,031)
Same office property cash net operating income, excluding gross lease termination fees	$61,041	$61,067	$250,851	$245,330

	December 31, 2013	December 31, 2012
Reconciliation of total assets to denominator for debt to adjusted book
Total assets	$3,629,952	$3,653,759
Accumulated depreciation	597,649	555,975
Accumulated depreciation included in assets held for sale	—	12,201
Accumulated amortization of real estate intangibles and deferred leasing costs	193,142	181,834
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	9,199
Denominator for debt to adjusted book	$4,420,743	$4,412,968

Reconciliation of debt to numerator for adjusted debt to in-place adjusted EBITDA ratio
Debt, net	$1,927,703	$2,019,168
Less: Cash and cash equivalents	(54,373)	(10,594)
Numerator for adjusted debt to in-place adjusted EBITDA ratio	$1,873,330	$2,008,574

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of December 31, 2013, COPT derived 70% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of December 31, 2013, COPT’s operating portfolio of 183 office properties encompassed 17.4 million square feet and was 90.3% leased. As of the same date, COPT also owned one wholesale data center that was 70% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; our ability to sell properties included in our Strategic Reallocation Plan; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Josh Attie	212-816-7685	joshua.attie@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Morningstar	Todd Lukasik	303-688-7418	todd.lukasik@morningstar.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Years Ended
SUMMARY OF RESULTS	12/31/13		9/30/13		6/30/13		3/31/13		12/31/12		12/31/13		12/31/12
Same Office NOI	$62,726		$64,601		$65,206		$63,517		$62,676		$256,050		$252,438
NOI from real estate operations	$79,621		$79,676		$80,621		$78,011		$76,122		$317,929		$312,365
Adjusted EBITDA	$73,917		$72,500		$75,822		$71,073		$70,178		$293,312		$283,734
Net income (loss) attributable to COPT common shareholders	$82,526		$(7,454)		$(13,154)		$8,914		$12,433		$70,832		$(1,694)
FFO - per NAREIT	$115,911		$49,284		$31,725		$45,386		$47,825		$242,306		$191,959
FFO - as adjusted for comparability	$49,958		$49,658		$55,770		$48,216		$49,724		$203,602		$190,509
Basic and diluted FFO available to common share and common unit holders	$109,914		$43,618		$22,412		$38,205		$40,625		$214,149		$165,720
Diluted AFFO available to common share and common unit holders	$28,362		$35,503		$42,417		$35,891		$15,860		$142,173		$130,199
Per share - diluted:
EPS	$0.94		$(0.09)		$(0.16)		$0.11		$0.16		$0.83		$(0.03)
FFO - NAREIT	$1.21		$0.48		$0.25		$0.45		$0.49		$2.40		$2.13
FFO - as adjusted for comparability	$0.48		$0.49		$0.52		$0.48		$0.51		$1.97		$2.11
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750		$1.1000		$1.1000
Payout ratios:
Diluted FFO	22.9%		57.6%		110.0%		64.5%		57.5%		46.5%		52.1%
Diluted FFO - as adjusted for comparability	56.9%		57.1%		53.1%		60.1%		55.0%		56.7%		52.6%
Diluted AFFO	88.6%		70.7%		58.1%		68.7%		147.4%		70.0%		66.3%
Real estate revenue operating margin	62.8%		64.0%		64.4%		63.9%		62.1%		63.8%		63.3%
Rental revenue operating margin	77.6%		78.5%		79.5%		78.6%		77.4%		78.5%		78.2%
CAPITALIZATION
Total Market Capitalization	$4,350,189		$4,503,307		$4,636,656		$4,689,907		$4,485,626
Total Equity Market Capitalization	$2,422,486		$2,368,276		$2,543,550		$2,732,547		$2,466,458
Debt, net	$1,927,703		$2,135,031		$2,093,106		$1,957,360		$2,019,168
Debt to Total Market Capitalization	44.3%		47.4%		45.1%		41.7%		45.0%
Debt to Adjusted book	43.6%		46.6%		46.4%		43.8%		45.8%
Adjusted EBITDA interest coverage ratio	3.3	x	3.6	x	3.5	x	3.5	x	3.4	x	3.5	x	3.2	x
Adjusted EBITDA debt service coverage ratio	3.0	x	3.2	x	3.2	x	3.1	x	3.0	x	3.1	x	2.9	x
Adjusted EBITDA fixed charge coverage ratio	2.8	x	2.9	x	2.9	x	2.7	x	2.6	x	2.8	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio	6.8	x	7.3	x	6.9	x	6.8	x	7.2	x	N/A		N/A
OTHER
Revenue from early termination of leases	$1,676		$891		$1,280		$835		$583		$4,682		$1,871
Capitalized interest costs	$2,042		$2,215		$2,088		$2,440		$3,109		$8,785		$13,903

Corporate Office Properties Trust
Selected Portfolio Data

	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12

# of Operating Office Properties
Total Portfolio	183	210	210	210	208
Same Office Properties	165	165	165	165	165

% Occupied
Total Portfolio	89.1%	88.5%	88.2%	87.6%	87.8%
Same Office Properties	89.8%	90.3%	90.8%	90.3%	89.5%

% Leased
Total Portfolio	90.3%	89.7%	90.0%	89.3%	89.2%
Same Office Properties	91.2%	91.5%	91.7%	91.1%	90.7%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,370	19,204	19,037	19,128	18,831
Same Office Properties	14,599	14,599	14,599	14,599	14,599

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	9	9	6
MWs Leased	6.3	6.3	4.3	4.3	4

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Assets
Properties, net
Operating properties, net	$2,702,693	$2,713,579	$2,703,009	$2,705,335	$2,597,666
Construction and redevelopment in progress, including land (1)	160,436	174,117	189,079	160,311	247,386
Land held for future development and pre-construction costs (1)	351,172	352,050	319,216	324,327	317,992
Total properties, net	3,214,301	3,239,746	3,211,304	3,189,973	3,163,044
Assets held for sale	—	133,984	136,896	142,404	140,229
Cash and cash equivalents	54,373	27,318	9,196	23,509	10,594
Restricted cash and marketable securities	11,448	14,698	19,472	17,040	21,557
Accounts receivable, net	27,000	15,485	22,511	10,503	16,845
Deferred rent receivable, net	89,456	90,104	89,811	88,716	85,802
Intangible assets on real estate acquisitions, net	59,258	64,372	68,046	72,035	75,879
Deferred leasing and financing costs, net	66,267	63,246	57,488	59,856	59,952
Mortgage and other investing receivables	53,663	42,560	40,206	38,706	35,798
Prepaid expenses and other assets	54,186	64,075	44,705	42,357	44,059
Total assets	$3,629,952	$3,755,588	$3,699,635	$3,685,099	$3,653,759
Liabilities and equity
Liabilities:
Debt, net	$1,927,703	$2,135,031	$2,093,106	$1,957,360	$2,019,168
Accounts payable and accrued expenses	98,785	85,291	84,181	90,645	97,922
Rents received in advance and security deposits	31,492	28,539	24,095	26,024	27,632
Dividends and distributions payable	29,080	29,077	28,602	29,947	28,698
Deferred revenue associated with operating leases	10,369	8,545	9,649	10,833	11,995
Distributions received in excess of investment in unconsolidated real estate joint venture	—	6,420	6,420	6,420	6,420
Interest rate derivatives	3,309	3,595	3,555	5,340	6,185
Other liabilities	14,207	8,234	8,169	7,631	8,942
Total liabilities	2,114,945	2,304,732	2,257,777	2,134,200	2,206,962
Redeemable noncontrolling interest	19,448	16,789	15,571	10,356	10,298
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	249,083	249,083	249,083	333,833	333,833
Common shares	874	874	858	858	809
Additional paid-in capital	1,812,325	1,812,801	1,772,470	1,772,255	1,653,672
Cumulative distributions in excess of net income	(641,868)	(700,368)	(668,892)	(632,134)	(617,455)
Accumulated other comprehensive income (loss)	3,480	2,925	3,631	(4,410)	(5,435)
Total COPT’s shareholders’ equity	1,423,894	1,365,315	1,357,150	1,470,402	1,365,424
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	53,468	50,815	49,112	50,604	52,122
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	9,397	9,137	11,225	10,737	10,153
Total noncontrolling interests in subsidiaries	71,665	68,752	69,137	70,141	71,075
Total equity	1,495,559	1,434,067	1,426,287	1,540,543	1,436,499
Total liabilities, redeemable noncontrolling interest and equity	$3,629,952	$3,755,588	$3,699,635	$3,685,099	$3,653,759
(1) Please refer to pages 23-26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Revenues
Rental revenue	$96,700	$94,641	$94,421	$91,849	$90,919	$377,611	$353,080
Tenant recoveries and other real estate operations revenue	21,787	20,180	21,311	20,108	21,692	83,386	81,219
Construction contract and other service revenues	10,315	16,991	20,795	14,262	20,024	62,363	73,836
Total revenues	128,802	131,812	136,527	126,219	132,635	523,360	508,135
Expenses
Property operating expenses	44,117	41,361	41,333	40,388	42,684	167,199	159,206
Depreciation and amortization associated with real estate operations	30,326	28,205	27,673	27,010	27,225	113,214	107,998
Construction contract and other service expenses	9,710	16,306	19,382	13,477	19,274	58,875	70,576
Impairment losses	—	5,857	—	—	1,954	5,857	43,678
General and administrative expenses	6,523	6,237	4,992	5,984	5,740	23,736	26,271
Leasing expenses	1,916	1,790	1,591	1,836	1,363	7,133	5,629
Business development expenses and land carry costs	1,367	1,383	1,327	1,359	1,205	5,436	5,711
Total operating expenses	93,959	101,139	96,298	90,054	99,445	381,450	419,069
Operating income	34,843	30,673	40,229	36,165	33,190	141,910	89,066
Interest expense	(21,276)	(19,342)	(21,102)	(20,290)	(20,631)	(82,010)	(86,401)
Interest and other (loss) income	885	(3)	2,006	946	4,020	3,834	7,172
Loss on early extinguishment of debt	(2)	(374)	(21,470)	(5,184)	(6)	(27,030)	(943)
Income (loss) from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	14,450	10,954	(337)	11,637	16,573	36,704	8,894
Equity in income (loss) of unconsolidated entities	1,899	44	126	41	(24)	2,110	(546)
Income tax expense	(1,917)	(24)	(21)	(16)	(54)	(1,978)	(381)
Income (loss) from continuing operations	14,432	10,974	(232)	11,662	16,495	36,836	7,967
Discontinued operations	71,907	(12,974)	(4,502)	1,261	2,515	55,692	12,353
Income (loss) before gain on sales of real estate	86,339	(2,000)	(4,734)	12,923	19,010	92,528	20,320
Gain on sales of real estate	6,333	—	329	2,354	—	9,016	21
Net income (loss)	92,672	(2,000)	(4,405)	15,277	19,010	101,544	20,341
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(3,757)	232	671	(429)	(651)	(3,283)	87
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	(1,734)	(1,031)	(1,466)	337	345	(3,894)	1,209
Net income (loss) attributable to COPT	87,016	(2,964)	(5,365)	15,020	18,539	93,707	20,977
Preferred share dividends	(4,490)	(4,490)	(4,885)	(6,106)	(6,106)	(19,971)	(20,844)
Issuance costs associated with redeemed preferred shares	—	—	(2,904)	—	—	(2,904)	(1,827)
Net income (loss) attributable to COPT common shareholders	$82,526	$(7,454)	$(13,154)	$8,914	$12,433	$70,832	$(1,694)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$82,526	$(7,454)	$(13,154)	$8,914	$12,433	$70,832	$(1,694)
Dilutive effect of common units in the Operating Partnership	—	—	(671)	—	—	—	—
Amount allocable to restricted shares	(348)	(97)	(102)	(118)	(112)	(414)	(469)
Numerator for diluted EPS	$82,178	$(7,551)	$(13,927)	$8,796	$12,321	$70,418	$(2,163)
Denominator:
Weighted average common shares - basic	87,010	86,760	85,425	81,397	79,004	85,167	73,454
Dilutive effect of common units in the Operating Partnership	—	—	3,801	—	—	—	—
Dilutive effect of share-based compensation awards	42	—	—	52	67	57	—
Weighted average common shares - diluted	87,052	86,760	89,226	81,449	79,071	85,224	73,454
Diluted EPS	$0.94	$(0.09)	$(0.16)	$0.11	$0.16	$0.83	$(0.03)

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
NOI from real estate operations (1) (2)
Real estate revenues	$126,720	$124,561	$125,275	$122,077	$122,564	$498,633	$493,100
Real estate property operating expenses	(47,099)	(44,885)	(44,654)	(44,066)	(46,442)	(180,704)	(180,735)
NOI from real estate operations	79,621	79,676	80,621	78,011	76,122	317,929	312,365
General and administrative expenses	(6,523)	(6,237)	(4,992)	(5,984)	(5,740)	(23,736)	(26,271)
Leasing expenses (2)	(1,919)	(1,790)	(1,591)	(1,837)	(1,363)	(7,137)	(5,632)
Business development expenses and land carry costs (2)	(1,367)	(1,383)	(1,327)	(1,359)	(1,205)	(5,436)	(5,735)
NOI from construction contracts and other service operations	605	685	1,413	785	750	3,488	3,260
Impairment (losses) recoveries on non-operating properties	—	—	—	—	(1,893)	—	3,353
Equity in income (loss) of unconsolidated entities	1,899	44	126	41	(24)	2,110	(546)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	—	—	—	346
Interest and other income (loss)	885	(3)	2,006	946	4,020	3,834	7,172
Gain (loss) on early extinguishment of debt (2)	67,808	(374)	(21,470)	(5,184)	(6)	40,780	793
Loss on interest rate derivatives	—	—	—	—	—	—	—
Gain on sales of non-operating properties	—	—	329	2,354	—	2,683	33
Total interest expense (2)	(23,181)	(21,310)	(23,369)	(22,371)	(22,782)	(90,231)	(96,798)
Income tax expense	(1,917)	(24)	(21)	(16)	(54)	(1,978)	(381)
FFO - per NAREIT (1)	115,911	49,284	31,725	45,386	47,825	242,306	191,959
Preferred share dividends	(4,490)	(4,490)	(4,885)	(6,106)	(6,106)	(19,971)	(20,844)
Issuance costs associated with redeemed preferred shares	—	—	(2,904)	—	—	(2,904)	(1,827)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(880)	(833)	(1,270)	(727)	(738)	(3,710)	(1,989)
Basic and diluted FFO allocable to restricted shares	(462)	(178)	(89)	(183)	(191)	(912)	(919)
Basic and diluted FFO available to common share and common unit holders (1)	109,914	43,618	22,412	38,205	40,625	214,149	165,720
Operating property acquisition costs	—	—	—	—	—	—	229
Gain on sales of non-operating properties, net of income taxes	—	—	(329)	(2,354)	—	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	—	—	—	1,893	—	(2,680)
Valuation allowance on tax asset associated with FFO comparability adjustments	1,855	—	—	—	—	1,855	—
(Gain) loss on early extinguishment of debt (2)	(67,808)	374	21,470	5,184	6	(40,780)	(793)
Issuance costs associated with redeemed preferred shares	—	—	2,904	—	—	2,904	1,827
Diluted FFO comparability adjustments allocable to restricted shares	168	—	—	—	—	168	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$44,129	$43,992	$46,457	$41,035	$42,524	$175,613	$164,270

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Net income (loss)	$92,672	$(2,000)	$(4,405)	$15,277	$19,010	$101,544	$20,341
Real estate-related depreciation and amortization	31,322	29,210	28,935	28,252	28,560	117,719	121,937
Impairment losses on previously depreciated operating properties (1)(2)	921	22,074	7,195	1,857	247	32,047	70,263
(Gain) loss on sales of previously depreciated operating properties (2)	(9,004)	—	—	—	8	(9,004)	(20,928)
Depreciation and amortization on unconsolidated real estate entities	—	—	—	—	—	—	346
FFO - per NAREIT (3)	115,911	49,284	31,725	45,386	47,825	242,306	191,959
Operating property acquisition costs	—	—	—	—	—	—	229
Gain on sales of non-operating properties	—	—	(329)	(2,354)	—	(2,683)	(33)
Impairment losses (recoveries) on non-operating properties, net of associated tax	—	—	—	—	1,893	—	(2,680)
Valuation allowance on tax asset associated with FFO comparability adjustments	1,855	—	—	—	—	1,855	—
(Gain) loss on early extinguishment of debt (2)	(67,808)	374	21,470	5,184	6	(40,780)	(793)
Issuance costs associated with redeemed preferred shares	—	—	2,904	—	—	2,904	1,827
FFO - as adjusted for comparability (3)	$49,958	$49,658	$55,770	$48,216	$49,724	$203,602	$190,509

Weighted Average Shares for period ended:
Common Shares Outstanding	87,010	86,760	85,425	81,397	79,004	85,167	73,454
Dilutive effect of share-based compensation awards	42	45	96	52	67	57	53
Common Units	3,978	3,804	3,801	3,893	4,171	3,869	4,235
Denominator for FFO per share - diluted	91,030	90,609	89,322	85,342	83,242	89,093	77,742
Anti-dilutive EPS effect of share-based compensation awards	—	(45)	(96)	—	—	—	(53)
Weighted average common units	(3,978)	(3,804)	—	(3,893)	(4,171)	(3,869)	(4,235)
Denominator for diluted EPS	87,052	86,760	89,226	81,449	79,071	85,224	73,454

(1) Please see reconciliations on pages 32 through 34.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$44,129	$43,992	$46,457	$41,035	$42,524	$175,613	$164,270
Straight line rent adjustments (1)	3,157	(980)	(2,011)	(3,833)	(3,385)	(3,667)	(10,016)
Amortization of intangibles included in NOI	224	230	172	177	221	803	880
Share-based compensation, net of amounts capitalized	1,661	1,573	1,647	1,649	1,720	6,530	9,982
Amortization of deferred financing costs	1,159	1,321	1,443	1,528	1,547	5,451	6,243
Amortization of net debt discounts, net of amounts capitalized	(48)	(121)	556	628	693	1,015	2,721
Amortization of settled debt hedges	15	16	15	15	16	61	62
Recurring capital expenditures on properties to be held	(21,935)	(10,528)	(5,862)	(5,308)	(27,476)	(43,633)	(43,943)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$28,362	$35,503	$42,417	$35,891	$15,860	$142,173	$130,199
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,430	$4,894	$3,798	$2,291	$10,713	$17,413	$21,816
Building improvements on operating properties	12,898	4,857	2,538	1,600	18,049	21,893	24,862
Leasing costs for operating properties	4,286	2,260	1,185	1,669	1,381	9,400	6,490
Less: Nonrecurring tenant improvements and incentives on operating properties	—	(230)	(23)	15	(283)	(238)	(4,793)
Less: Nonrecurring building improvements on operating properties	(1,381)	(1,266)	(1,580)	(267)	(2,226)	(4,494)	(4,145)
Less: Nonrecurring leasing costs for operating properties	(275)	14	(50)	—	—	(311)	(209)
Add: Recurring capital expenditures on operating properties held through joint ventures	(23)	(1)	(6)	—	(158)	(30)	(78)
Recurring capital expenditures	$21,935	$10,528	$5,862	$5,308	$27,476	$43,633	$43,943

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - December 31, 2013

	Operational Properties (1)				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	28	3,260,248	99.5%	99.5%	2	227,109	37,107	264,216
Columbia Gateway	27	2,141,653	88.0%	89.5%	1	52,000	—	52,000
Airport Square/bwtech	16	1,214,409	75.1%	77.5%	—	—	—	—
Commons/Parkway	10	431,585	80.5%	80.5%	—	—	—	—
Other (3)	11	1,119,849	98.9%	99.2%	—	—	—	—
Subtotal	92	8,167,744	91.7%	92.6%	3	279,109	37,107	316,216
Northern Virginia:
Westfields Corporate Center	9	1,431,833	93.8%	95.3%	—	—	—	—
Patriot Ridge	1	239,272	50.1%	51.3%	—	—	—	—
Herndon, Tysons Corner and Merrifield	9	1,704,561	88.2%	91.2%	—	—	—	—
Other	1	200,000	100.0%	100.0%	3	503,068	—	503,068
Subtotal	20	3,575,666	88.6%	90.7%	3	503,068	—	503,068
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	1	160,466	—	160,466
Other	2	120,054	73.8%	73.8%	—	—	—	—
Subtotal	8	912,508	96.6%	96.6%	1	160,466	—	160,466
Huntsville	4	440,966	80.7%	81.9%	1	121,111	—	121,111
Washington, DC- Capital Riverfront (Maritime)	2	360,326	76.4%	76.4%	—	—	—	—
St. Mary’s & King George Counties	19	903,916	89.8%	90.2%	—	—	—	—
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,287,005	81.0%	81.0%	—	—	—	—
Canton Crossing-Baltimore City	1	480,745	90.5%	97.1%	—	—	—	—
North Gate Business Park	3	284,884	37.9%	44.8%	—	—	—	—
Subtotal	32	2,052,634	77.2%	79.7%	—	—	—	—
Greater Philadelphia, Pennsylvania	4	660,165	93.7%	93.7%	2	212,319	111,862	324,181
Other	2	295,842	100.0%	100.0%	—	—	—	—
Total	183	17,369,767	89.1%	90.3%	10	1,276,073	148,969	1,425,042

(1)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties; our two partially operational properties had NOI of $666,000 and cash NOI of ($10,000) for the three months ended 12/31/13.

(2)	This schedule includes properties under, or contractually committed for, construction or approved for redevelopment. Please refer to pages 24 and 25.

(3)	Includes properties previously reported under a separate segment referred to as “Suburban Maryland,” which were reclassified to the Baltimore/Washington Corridor.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 12/31/13
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/13	12/31/13
Same Office Properties (3)
Stabilized properties	163	14,336	90.6%	91.8%	$383,504	85.4%	$62,116	$253,605
Unstabilized properties (4)	2	263	46.4%	53.9%	4,405	1.0%	610	2,445
Total Same Office Properties	165	14,599	89.8%	91.2%	387,909	86.4%	62,726	256,050
Office Properties Placed in Service (5)
Stabilized properties	8	815	99.1%	99.1%	19,339	4.3%	3,253	8,219
Unstabilized properties (4)	3	429	28.0%	28.6%	4,844	1.1%	641	2,962
Acquired Office Properties (6)	1	202	100.0%	100.0%	6,049	1.3%	988	4,368
Other	—	—	—%	—%	—	N/A	1,125	879
Total Core Portfolio	177	16,045	88.7%	90.0%	418,141	93.1%	68,733	272,478
Greater Philadelphia	4	660	93.7%	93.7%	12,567	2.8%	2,446	8,493
Office Properties to be Conveyed (7)	2	665	94.2%	94.2%	18,217	4.1%	3,307	13,346
Disposed Office Properties	N/A	N/A	—%	—%	N/A	N/A	5,135	23,612
Total Portfolio	183	17,370	89.1%	90.3%	$448,925	100.0%	$79,621	$317,929

Core Portfolio
Demand Driver Adjacent (8)	82	8,427	92.1%	92.9%	$250,821	55.9%	$41,910	$164,678
U.S. Government/Defense Contractor (9)	29	2,594	90.2%	90.2%	61,965	13.8%	10,850	45,875
Total Strategic Tenant Niche	111	11,021	91.6%	92.2%	312,786	69.7%	52,760	210,553
Regional Office (10)	66	5,024	82.4%	85.1%	105,355	23.5%	14,848	61,046
Other	N/A	N/A	—%	—%	N/A	N/A	1,125	879
Total Core Portfolio	177	16,045	88.7%	90.0%	$418,141	93.1%	$68,733	$272,478

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $8.1 million as of 12/31/13.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/12.

(4)	Properties with first generation operational space less than 90% occupied at 12/31/13, as detailed on page 13.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.

(6)	Acquired properties that were not owned and fully operational by 1/1/12.

(7)	Properties serving as collateral for debt that are expected to be conveyed to the lenders in order to extinguish such debt.

(8)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(9)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(10)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - December 31, 2013

Property Grouping	Operational Square Feet	Average Occupancy % for Quarter Ended 12/31/2013	Occupancy % as of 12/31/2013	Leased % as of 12/31/2013
Same Office Properties (2)
3120 Fairview Park Drive	183,669	49.5%	49.8%	49.8%
210 Research Blvd	79,573	38.6%	38.6%	63.4%
Total Unstabilized Same Office Properties	263,242	46.2%	46.4%	53.9%
Office Properties Placed in Service (3)
7770 Backlick Road	239,272	49.8%	50.1%	51.3%
206 Research Blvd	128,119	0.0%	0.0%	0.0%
7200 Redstone Gateway	61,724	0.0%	0.0%	0.0%
Total Unstabilized Office Properties Placed in Service	429,115	30.7%	28.0%	28.6%
Total Unstabilized Office Properties, Core Portfolio	692,357	36.9%	35.0%	38.2%
751 Arbor Way (Greater Philadelphia)	113,297	63.4%	63.4%	63.4%
Total Unstabilized Office Properties	805,654	40.9%	39.0%	41.8%

(1) Properties with first generation operational space less than 90% occupied at 12/31/13. Excludes our wholesale data center, DC-6.
(2) Properties owned and 100% operational since 1/1/12.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/12.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Real estate revenues
Baltimore/Washington Corridor (1)	$60,011	$59,558	$59,640	$58,660	$59,522	$237,869	$238,488
Northern Virginia	23,018	23,062	22,988	22,942	21,600	92,010	79,574
San Antonio	9,041	7,898	8,364	7,757	8,455	33,060	32,018
Huntsville	1,591	1,360	1,359	740	841	5,050	3,867
Washington, DC - Capitol Riverfront	4,147	4,295	4,177	4,244	4,182	16,863	16,697
St. Mary’s and King George Counties	4,213	4,270	4,093	3,992	3,956	16,568	16,392
Greater Baltimore	10,407	10,703	10,824	10,719	10,662	42,653	52,616
Greater Philadelphia	3,395	3,258	2,784	2,487	2,527	11,924	9,698
Colorado Springs	5,568	6,571	6,469	6,682	6,259	25,290	24,987
Other	2,504	2,510	2,560	2,501	2,573	10,075	12,116
Wholesale Data Center	2,825	1,076	2,017	1,353	1,987	7,271	6,647
Real estate revenues	$126,720	$124,561	$125,275	$122,077	$122,564	$498,633	$493,100

NOI
Baltimore/Washington Corridor (1)	$38,880	$39,916	$39,912	$38,607	$37,966	$157,315	$155,438
Northern Virginia	15,065	15,063	14,784	15,125	13,767	60,037	50,471
San Antonio	3,837	3,837	3,886	3,869	3,954	15,429	15,519
Huntsville (2)	1,183	978	1,049	558	628	3,768	3,178
Washington, DC - Capitol Riverfront	2,072	2,349	2,303	2,295	2,112	9,019	9,142
St. Mary’s and King George Counties	2,900	2,971	2,870	2,799	2,735	11,540	11,647
Greater Baltimore	6,232	6,560	6,727	6,551	6,656	26,070	32,699
Greater Philadelphia	2,446	2,334	2,064	1,649	1,816	8,493	7,136
Colorado Springs	3,549	4,210	4,284	4,245	3,743	16,288	15,756
Other (2)	2,312	2,228	2,243	2,276	2,195	9,059	9,547
Wholesale Data Center	1,145	(770)	499	37	550	911	1,832
NOI from real estate operations	$79,621	$79,676	$80,621	$78,011	$76,122	$317,929	$312,365

Cash NOI
Baltimore/Washington Corridor (1)	$37,195	$38,609	$39,244	$37,526	$37,315	$152,574	$152,093
Northern Virginia	19,580	15,620	14,937	14,828	12,433	64,965	49,852
San Antonio	3,628	3,534	3,532	3,423	3,620	14,117	13,914
Huntsville (2)	1,337	1,174	1,233	573	667	4,317	3,324
Washington, DC - Capitol Riverfront	2,175	2,459	2,405	2,378	2,183	9,417	9,328
St. Mary’s and King George Counties	2,946	2,993	2,891	2,771	2,765	11,601	11,763
Greater Baltimore	6,365	6,671	6,783	6,565	6,655	26,384	32,187
Greater Philadelphia	1,788	1,746	1,879	1,654	1,729	7,067	5,794
Colorado Springs	3,501	3,992	3,950	3,863	3,411	15,306	15,154
Other (2)	2,211	2,114	2,099	2,132	2,042	8,556	8,911
Wholesale Data Center	2,489	168	34	(1,406)	53	1,285	660
Cash NOI from real estate operations	$83,215	$79,080	$78,987	$74,307	$72,873	$315,589	$302,980
Straight line rent adjustments	(3,296)	894	1,874	3,941	3,530	3,413	10,488
Add: Amortization of deferred market rental revenue	36	29	87	82	90	234	363
Less: Amortization of above-market cost arrangements	(334)	(327)	(327)	(319)	(371)	(1,307)	(1,466)
NOI from real estate operations	$79,621	$79,676	$80,621	$78,011	$76,122	$317,929	$312,365
* Includes continuing and discontinued operations.
(1) Includes properties previously reported under a separate segment referred to as “Suburban Maryland,” which were reclassified primarily to the Baltimore/Washington Corridor.
(2) In prior quarter supplemental presentations, Huntsville was included in the “Other” segment.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Years Ended
			12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Baltimore Washington Corridor	87	7,795,240	91.5%	91.6%	92.5%	91.8%	90.8%	91.8%	89.5%
Northern Virginia	15	2,269,993	88.8%	89.0%	87.4%	87.3%	86.1%	88.1%	85.6%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.4%	96.5%	96.5%	96.8%
Huntsville	1	137,049	83.0%	83.0%	83.0%	83.1%	88.8%	83.0%	97.2%
Washington, DC - Capitol Riverfront	2	360,326	76.4%	90.9%	88.1%	88.1%	89.0%	85.9%	88.8%
St. Mary’s and King George Counties	19	903,916	87.4%	90.6%	87.5%	86.4%	85.5%	88.0%	86.7%
Greater Baltimore	31	1,924,515	83.1%	84.5%	84.7%	84.1%	83.8%	84.1%	85.2%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Office	165	14,599,389	89.8%	90.6%	90.6%	90.0%	89.3%	90.2%	88.9%
Total Same Office Properties occupancy as of period end			89.8%	90.3%	90.8%	90.3%	89.5%	89.8%	89.5%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Office Properties:
Baltimore/Washington Corridor (2)	$54,566	$54,063	$55,114	$53,869	$54,650	$217,612	$211,826
Northern Virginia	14,981	15,205	14,974	14,794	14,740	59,954	58,491
San Antonio	9,042	7,898	8,364	7,757	8,455	33,061	32,024
Huntsville (3)	713	759	746	721	841	2,939	3,866
Washington, DC - Capitol Riverfront	4,147	4,296	4,176	4,244	4,182	16,863	16,697
St. Mary’s and King George Counties	4,213	4,269	4,094	3,992	3,956	16,568	16,392
Greater Baltimore	10,397	10,698	10,821	10,656	10,640	42,572	43,158
Other (3)	2,405	2,409	2,459	2,400	2,435	9,673	9,695
Real estate revenues	$100,464	$99,597	$100,748	$98,433	$99,899	$399,242	$392,149

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Office Properties:
Baltimore/Washington Corridor (2)	$35,276	$36,232	$37,146	$35,659	$34,896	$144,313	$139,141
Northern Virginia	9,621	9,835	9,459	9,528	9,498	38,443	37,846
San Antonio	3,837	3,837	3,886	3,869	3,954	15,429	15,573
Huntsville (3)	500	554	550	562	629	2,166	3,181
Washington, DC - Capitol Riverfront	2,072	2,349	2,303	2,295	2,112	9,019	9,141
St. Mary’s and King George Counties	2,900	2,971	2,870	2,799	2,735	11,540	11,646
Greater Baltimore	6,339	6,640	6,805	6,631	6,683	26,415	27,188
Other (3)	2,181	2,183	2,187	2,174	2,169	8,725	8,722
Same office property NOI	62,726	64,601	65,206	63,517	62,676	256,050	252,438
Straight line rent adjustments	(755)	(1,029)	(717)	(1,403)	(1,417)	(3,904)	(6,409)
Less: Amortization of deferred market rental revenue	—	22	(35)	(30)	(39)	(43)	(134)
Add: Amortization of above-market cost arrangements	319	320	319	319	371	1,277	1,466
Same office property cash NOI	62,290	63,914	64,773	62,403	61,591	253,380	247,361
Less: Lease termination fees, gross	(1,249)	(306)	(750)	(224)	(524)	(2,529)	(2,031)
Same office property cash NOI, excluding gross lease termination fees	$61,041	$63,608	$64,023	$62,179	$61,067	$250,851	$245,330
Percentage change in same office property cash NOI (1)	1.1%					2.4%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	—%					2.3%
 Note:  Same office properties represent buildings owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

(1)	Represents the change between the current period and the same period in the prior year.

(2)	Includes properties previously reported under a separate segment referred to as “Suburban Maryland,” which were reclassified to the Baltimore/Washington Corridor.

(3)	In prior quarter supplemental presentations, Huntsville was included in the “Other” segment.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended December 31, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	388,331	129,155	107,722	107,713	17,040	—	749,961
Expiring Square Feet	480,291	156,771	160,416	152,179	57,177	—	1,006,834
Vacated Square Feet	91,960	27,616	52,694	44,466	40,137	—	256,873
Retention Rate (% based upon square feet)	80.85%	82.38%	67.15%	70.78%	29.80%	0.00%	74.49%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$7.12	$37.16	$34.71	$28.02	$0.04	$—	$19.10
Weighted Average Lease Term in Years	4.5	6.8	6.8	9.8	2.5	—	5.9
GAAP Rent Per Square Foot
Renewal GAAP Rent	$36.37	$30.04	$45.11	$16.01	$18.57	$—	$33.21
Expiring GAAP Rent	$33.65	$30.64	$43.28	$16.61	$19.40	$—	$31.74
Change in GAAP Rent	8.08%	(1.94)%	4.22%	(3.67)%	(4.31)%	0.00%	4.61%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.05	$29.18	$42.83	$15.03	$18.83	$—	$31.91
Expiring Cash Rent	$34.87	$33.14	$44.65	$16.90	$19.38	$—	$33.04
Change in Cash Rent	0.51%	(11.93)%	(4.06)%	(11.09)%	(2.82)%	0.00%	(3.42)%

New Leases
Development and Redevelopment Space
Leased Square Feet	28,839	—	—	—	19,707	148,633	197,179
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$60.49	$—	$—	$—	$80.99	$72.67	$71.72
Weighted Average Lease Term in Years	7.3	—	—	—	5.0	15.2	13.0
GAAP Rent Per Square Foot	$33.46	$—	$—	$—	$26.94	$25.90	$27.11
Cash Rent Per Square Foot	$33.00	$—	$—	$—	$25.50	$23.95	$25.43

Other New Leases (2)
Leased Square Feet	19,847	39,519	—	49,691	17,333	—	126,390
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$27.48	$52.67	$—	$4.54	$44.99	$—	$28.74
Weighted Average Lease Term in Years	5.4	7.3	—	1.3	8.0	—	4.8
GAAP Rent Per Square Foot	$27.33	$23.74	$—	$13.80	$22.37	$—	$20.21
Cash Rent Per Square Foot	$26.68	$23.10	$—	$13.74	$21.37	$—	$19.75

Total Square Feet Leased	437,017	168,674	107,722	157,404	54,080	148,633	1,073,530

(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio, Huntsville or Colorado Springs regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Office Leasing (1)
Year Ended December 31, 2013

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Colorado Springs	Total Office
Renewed Space
Leased Square Feet	1,369,954	315,302	—	115,634	208,519	135,924	—	39,962	2,185,295
Expiring Square Feet	1,891,428	403,791	—	171,540	275,441	201,933	—	156,548	3,100,681
Vacated Square Feet	521,474	88,489	—	55,906	66,922	66,009	—	116,586	915,386
Retention Rate (% based upon square feet)	72.43%	78.09%	0.00%	67.41%	75.70%	67.31%	0.00%	25.53%	70.48%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$6.73	$18.10	$—	$32.69	$16.34	$9.23	$—	$18.07	$11.02
Weighted Average Lease Term in Years	3.9	4.5	—	6.6	5.8	3.7	—	4.3	4.3
GAAP Rent Per Square Foot
Renewal GAAP Rent	$33.27	$32.02	$—	$45.09	$19.79	$24.68	$—	$24.70	$31.74
Expiring GAAP Rent	$31.28	$31.79	$—	$43.31	$19.80	$24.62	$—	$23.53	$30.34
Change in GAAP Rent	6.35%	0.75%	0.00%	4.13%	(0.04)%	0.25%	0.00%	4.97%	4.61%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.31	$31.27	$—	$42.90	$19.23	$23.56	$—	$24.02	$30.78
Expiring Cash Rent	$32.88	$33.50	$—	$44.68	$20.26	$26.51	$—	$24.68	$31.84
Change in Cash Rent	(1.74)%	(6.66)%	0.00%	(3.98)%	(5.08)%	(11.12)%	0.00%	(2.68)%	(3.36)%

New Leases
Development and Redevelopment Space
Leased Square Feet	261,485	405,461	6,029	—	—	19,707	174,149	29,716	896,547
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$67.64	$18.51	$45.63	$—	$—	$80.99	$71.74	$56.39	$45.99
Weighted Average Lease Term in Years	9.2	9.9	5.0	—	—	5.0	14.0	6.5	10.2
GAAP Rent Per Square Foot	$33.37	$22.09	$18.75	$—	$—	$26.94	$25.53	$29.17	$26.37
Cash Rent Per Square Foot	$31.95	$21.62	$17.75	$—	$—	$25.50	$23.83	$24.49	$25.22

Other New Leases (2)
Leased Square Feet	290,921	135,675	—	—	88,958	87,887	—	99,960	703,401
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$35.28	$42.89	$—	$—	$5.41	$35.86	$—	$21.71	$31.12
Weighted Average Lease Term in Years	6.9	7.1	—	—	2.2	6.4	—	4.5	5.9
GAAP Rent Per Square Foot	$24.20	$26.19	$—	$—	$12.78	$23.37	$—	$15.82	$21.85
Cash Rent Per Square Foot	$22.61	$24.85	$—	$—	$12.90	$21.61	$—	$17.41	$20.95

Total Square Feet Leased	1,922,360	856,438	6,029	115,634	297,477	243,518	174,149	169,638	3,785,243
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/13 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Office Properties
Baltimore/Washington Corridor	40	915,452	$31,343	7.5%	$34.24	21	823,346	$28,985	9.3%	$35.20
Northern Virginia	12	239,596	7,264	1.7%	30.32	8	198,636	6,007	1.9%	30.24
Huntsville	1	113,692	3,139	0.8%	27.61	1	113,692	3,139	1.0%	27.61
Washington, DC-Capitol Riverfront	7	23,613	1,189	0.3%	50.35	7	23,613	1,189	0.4%	50.35
St. Mary’s and King George Cos.	23	229,397	4,706	1.1%	20.51	23	229,397	4,706	1.5%	20.51
Greater Baltimore	25	128,073	2,543	0.6%	19.86	—	—	—	0.0%	—
2014	108	1,649,823	50,184	12.0%	30.42	60	1,388,684	44,026	14.1%	31.70
Baltimore/Washington Corridor	43	1,057,268	31,759	7.6%	30.04	21	831,792	25,971	8.3%	31.22
Northern Virginia	8	518,392	17,592	4.2%	33.94	4	502,315	16,969	5.4%	33.78
Washington, DC-Capitol Riverfront	5	36,655	1,783	0.4%	48.64	—	36,655	1,783	0.6%	48.64
St. Mary’s and King George Cos.	17	241,281	4,999	1.2%	20.72	5	241,281	4,999	1.6%	20.72
Greater Baltimore	15	89,874	2,271	0.5%	25.27	17	21,680	644	0.2%	29.70
2015	88	1,943,470	58,404	14.0%	30.05	47	1,633,723	50,366	16.1%	30.83
Baltimore/Washington Corridor	36	949,480	26,444	6.3%	27.85	19	645,397	19,188	6.1%	29.73
Northern Virginia	14	333,011	9,767	2.3%	29.33	9	291,494	8,317	2.7%	28.53
Washington, DC-Capitol Riverfront	3	37,493	1,816	0.4%	48.44	3	37,493	1,816	0.6%	48.44
St. Mary’s and King George Cos.	10	109,128	1,965	0.5%	18.01	10	109,128	1,965	0.6%	18.01
Greater Baltimore	21	244,445	6,736	1.6%	27.56	—	—	—	0.0%	—
2016	84	1,673,557	46,728	11.2%	27.92	41	1,083,512	31,286	10.0%	28.87
Baltimore/Washington Corridor	45	1,240,145	35,828	8.6%	28.89	25	858,268	26,165	8.4%	30.49
Northern Virginia	12	299,091	9,432	2.3%	31.54	2	200,356	6,110	2.0%	30.50
St. Mary’s and King George Cos.	2	11,966	300	0.1%	25.07	2	11,966	300	0.1%	25.07
Greater Baltimore	20	249,512	5,132	1.2%	20.57	2	3,174	86	0.0%	27.10
2017	79	1,800,714	50,692	12.1%	28.15	31	1,073,764	32,661	10.4%	30.42

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	39	1,000,560	29,986	7.2%	29.97	25	850,909	26,288	8.4%	30.89
Northern Virginia	13	349,483	11,713	2.8%	33.52	8	145,031	3,279	1.0%	22.61
San Antonio	1	45,935	633	0.2%	13.78	—	—	—	0.0%	—
Hunstville	1	121,105	3,025	0.7%	24.98	1	121,105	3,025	1.0%	24.98
Washington, DC-Capitol Riverfront	3	61,649	2,769	0.7%	44.92	3	61,649	2,769	0.9%	44.92
St. Mary’s and King George Cos.	2	9,264	190	—%	20.51	2	9,264	190	0.1%	20.51
Greater Baltimore	8	142,059	4,100	1.0%	28.86	—	—	—	0.0%	—
2018	67	1,730,055	52,416	12.5%	30.30	39	1,187,958	35,551	11.4%	29.93
Thereafter	152	5,441,363	159,715	38.2%	29.35	83	3,729,685	118,897	38.0%	31.88
Core/Strategic Tenant Niche Total/Avg.	578	14,238,982	$418,141	100.0%	$29.37	301	10,097,326	$312,787	100.0%	$30.98

Properties Not Held For Long Term Investment
Northern Virginia	18	626,264	18,217	59.2%	29.09
Greater Philadelphia	16	618,740	12,567	40.8%	20.31
Properties Not Held For Long Term Investment Total/Avg.	34	1,245,004	$30,784	100.0%	$24.73
Total Portfolio	612	15,483,986	$448,925		$28.99

Note:  As of December 31, 2013, the weighted average lease term is 4.6 years for the Core Office Properties, 4.5 years for the Strategic Tenant Niche Properties and 4.5 for the total portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	0.20	$228
2018	2	1	0.21	445
2019	1	6	1.00	2,141
2020	1	11	2.00	4,485
2022	1	6	0.50	766
			3.91	$8,065

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of December 31, 2013 of 200,518 for the portfolio, including 68,941 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2013 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 12/31/13
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	57	3,242,951	20.9%	$111,207	24.8%	5.3
Northrop Grumman Corporation		10	937,136	6.1%	27,182	6.1%	5.1
Booz Allen Hamilton, Inc.		8	778,834	5.0%	25,822	5.8%	2.4
Computer Sciences Corporation		6	640,600	4.1%	19,795	4.4%	2.2
General Dynamics Corporation		7	527,725	3.4%	18,173	4.0%	3.8
The Boeing Company		7	438,256	2.8%	11,733	2.6%	3.6
The MITRE Corporation		5	290,288	1.9%	9,074	2.0%	4.2
CareFirst, Inc.		3	270,918	1.7%	9,010	2.0%	7.0
The Aerospace Corporation		3	254,869	1.6%	8,214	1.8%	3.2
Wells Fargo & Company		2	171,534	1.1%	7,373	1.6%	5.0
L-3 Communications Holdings, Inc		2	166,568	1.1%	5,934	1.3%	0.8
AT&T Corporation		3	307,579	2.0%	5,691	1.3%	5.4
ITT Exelis		5	195,161	1.3%	5,326	1.2%	1.3
Science Applications International Corp.		4	133,577	0.9%	4,364	1.0%	5.6
Kratos Defense and Security Solutions		1	131,451	0.8%	4,148	0.9%	6.3
Raytheon Company		5	122,968	0.8%	4,144	0.9%	1.9
TASC Inc.		3	107,996	0.7%	3,930	0.9%	5.1
The Johns Hopkins Institutions		6	145,799	0.9%	3,887	0.9%	4.7
KEYW Corporation		2	144,443	0.9%	3,723	0.8%	7.5
Unisys Corporation		1	156,891	1.0%	3,697	0.8%	6.4
Subtotal Top 20 Office Tenants		140	9,165,544	59.2%	292,427	65.1%	4.4
All remaining tenants		472	6,318,442	40.8%	156,498	34.9%	4.6
Total/Weighted Average		612	15,483,986	100.0%	$448,925	100.0%	4.5

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2013, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Quarter Ended 6/30/13
Operating Properties
920 Elkridge Landing Road	Baltimore/Washington Corridor	Airport Square	1	103,000	6/25/13	0.0%	$6,900
Land			N/A	N/A	4/4/13	N/A	3,500
Subtotal - Quarter Ended 6/30/13			1	103,000			10,400

Quarter Ended 12/31/13
Operating Properties
4230 Forbes Boulevard	Baltimore/Washington Corridor	Lanham	1	56,000	12/11/13	90.9%	5,600
December 2013 Colorado Springs Portfolio Disposition	Colorado Springs, Colorado	Various	15	1,165,000	12/12/13	88.8%	133,925
December 2013 Conveyance (1)	Colorado Springs, Colorado and Linthicum, Maryland	Various	14	1,021,000	12/23/13	73.0%	146,876
Subtotal - Quarter Ended 12/31/13			30	2,242,000			286,401

Total			31	2,345,000			$296,801

(1)
The mortgage lender accepted a deed in lieu of foreclosure on the properties, resulting in our transfer of title to the properties in exchange for extinguishment of debt plus accrued interest. The transaction price represents the amount of debt and accrued interest extinguished.

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 12/31/13
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	264,216	52,000	N/A	5,480,000	5,796,216
Northern Virginia	503,068	—	N/A	2,435,000	2,938,068
San Antonio	160,466	—	N/A	1,033,000	1,193,466
Huntsville, Alabama	121,111	—	N/A	4,173,000	4,294,111
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	—	—	N/A	2,830,000	2,830,000
Greater Philadelphia	—	324,181	N/A	463,000	787,181
Colorado Springs	—	—	N/A	2,540,000	2,540,000
Other	—	—	N/A	967,000	967,000
Total	1,048,861	376,181	N/A	20,030,000	21,455,042
	Costs to date by region
Baltimore/Washington Corridor	$51,510	$3,799	$—	$116,609	$171,918
Northern Virginia	44,318	—	—	101,587	145,905
San Antonio	6,966	—	—	20,186	27,152
Huntsville, Alabama	21,356	—	—	13,692	35,048
St. Mary’s and King George Counties	—	—	—	2,587	2,587
Greater Baltimore	—	—	—	79,628	79,628
Greater Philadelphia	—	33,218	—	9,732	42,950
Colorado Springs	—	—	—	24,306	24,306
Wholesale Data Center	—	—	214,596	—	214,596
Other	—	—	—	6,436	6,436
Total	$124,150	$37,017	$214,596	$374,763	$750,526

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(12,917)	(21,928)	(172,045)	(23,322)	(230,212)
Deferred leasing costs	(2,628)	(5,140)	(669)	(269)	(8,706)
Projects in development or held for future development, including associated land costs (4)	$108,605	$9,949	$41,882	$351,172	$511,608
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our land held for future development and pre-construction as listed on page 26.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land held for future development and pre-construction costs.”

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/13 (1)
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet (4)	Percentage Leased as of	as of 12/31/13 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				12/31/2013
312 Sentinel Way Annapolis Junction, Maryland		National Business Park	125,160	100%	$36,523	$25,378	$4,100	3Q 13	3Q 14
420 National Business Parkway Jessup, Maryland	(4)	National Business Park	139,056	48%	33,608	26,132	8,931	2Q 13	2Q 14
Ashburn Crossing - DC-9 Ashburn, Virginia		Ashburn	110,000	100%	15,560	7,584	—	3Q 14	3Q 14
15395 John Marshall Hwy Haymarket, Virginia		Other	233,768	100%	24,000	23,426	—	1Q 14	1Q 14
NOVA Office A Northern Virginia		Other	159,300	100%	44,560	13,308	—	4Q 14	1Q 15
8100 Potranco Road San Antonio, Texas		San Antonio	160,466	0%	39,700	6,966	—	4Q 14	4Q 15
1100 Redstone Gateway Huntsville, Alabama		Huntsville	121,111	100%	21,579	21,356	—	1Q 14	1Q 14
Total Under Construction			1,048,861	78%	$215,530	$124,150	$13,031

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4) Although classified as “Under Construction,” 37,107 square feet are operational as of 12/31/13; this partially operational property had NOI of $151,000 and cash NOI of $68,000 for the three months ended 12/31/13.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/13
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 12/31/13 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				12/31/2013

721 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	183,416	86%	$3,438	$29,562	$33,000	$27,533	$20,416	2Q 13	2Q 14
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania		Greater Philadelphia	140,765	79%	2,850	23,750	26,600	5,685	—	1Q 15	1Q 16
6708 Alexander Bell Drive Columbia, Maryland		Howard Co. Perimeter	52,000	0%	3,480	7,924	11,404	3,799	3,480	4Q 14	4Q 15
Total Under Redevelopment			376,181	71%	$9,768	$61,236	$71,004	$37,017	$23,896

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Although classified as “Redevelopment,” 111,862 square feet are operational; this partially operational property had NOI of $515,000 and cash NOI of ($78,000) for the three months ended 12/31/13.
.

Corporate Office Properties Trust
Summary of Land and Pre-Construction as of 12/31/13 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date as of 12/31/13 (4)
Strategic Land
Baltimore/Washington Corridor
National Business Park	200	2,166
Arundel Preserve (2)	89	1,080
Columbia Gateway	22	560
M Square	49	525
Airport Square	5	84
Subtotal	365	4,415
Northern Virginia	103	2,435
San Antonio, Texas	69	1,033
Huntsville, Alabama	440	4,173
St. Mary’s & King George Counties	44	109
Greater Baltimore	49	1,478
Total strategic land held and pre-construction	1,070	13,643	$258,812

Non-Strategic Land
Baltimore/Washington Corridor	7	65
Greater Baltimore	128	1,352
Greater Philadelphia, Pennsylvania	8	463
Colorado Springs, Colorado	171	2,540
Other (3)	324	1,967
Total non-strategic land held	638	6,387	92,360

Total land held and pre-construction	1,708	20,030	$351,172

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	This land includes approximately 56 acres under contract to be purchased by us.

(3)	This land includes 217 acres that are being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

(4)	Represents total costs to date included in “projects in development or held for future development,” as reported on page 23 (in thousands).

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of December 31, 2013:
Insiders	680	3,119	—	3,799	4.13%
Non-insiders	86,714	859	610	88,183	95.87%
Total	87,394	3,978	610	91,982	100.00%

COMMON EQUITY - End of Quarter	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Unrestricted Common Shares	87,017	86,998	85,461	85,369	80,518
Restricted Common Shares	377	383	384	389	435
Common Shares	87,394	87,381	85,845	85,758	80,953
Common Units	3,978	3,978	3,789	3,819	4,068
Total	91,372	91,359	89,634	89,577	85,021
End of Quarter Common Share Price	$23.69	$23.10	$25.50	$26.68	$24.98
Market Value of Common Shares/Units	$2,164,603	$2,110,393	$2,285,667	$2,389,914	$2,123,825
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625% (1)	—	—	—	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	222,500	222,500	222,500	307,250	307,250
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$257,883	$257,883	$257,883	$342,633	$342,633
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$257,883	$257,883	$257,883	$342,633	$342,633
Market Value of Common Shares/Units	2,164,603	2,110,393	2,285,667	2,389,914	2,123,825
Total Equity Market Capitalization	$2,422,486	$2,368,276	$2,543,550	$2,732,547	$2,466,458
(1) These shares were redeemed on April 22, 2013.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of December 31, 2013
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 12/31/13

Debt Outstanding
Fixed rate
Secured debt	6.14%	6.13%	2.9	(1)	$675,060	6.2%
Senior Unsecured Notes	4.28%	4.44%	9.7		592,689	4.3%
Exchangeable Senior Notes	4.25%	6.05%	1.3		563	4.3%
Other Unsecured Debt	0.00%	6.50%	12.3		1,700	—%
Total fixed rate debt	5.26%	5.34%	6.1		$1,270,012	5.4%
Variable rate
Secured debt	2.42%	2.42%	1.8		$37,691	2.5%
Unsecured Revolving Credit Facility	1.43%	1.43%	3.5	$800,000	—	1.5%
Unsecured Term Loans	1.79%	1.79%	3.1		620,000	1.8%
Total variable rate debt	1.82%	1.82%	3.0		$657,691	2.7%	(2)(3)
Total consolidated debt outstanding	4.09%	4.14%	5.0		$1,927,703	4.5%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$437,691	0.6%

% of Fixed Rate Loans (2)					88.6%
% of Variable Rate Loans (2)					11.4%
					100.0%

Recourse debt					$1,272,601
Nonrecourse debt					655,102
Total consolidated debt outstanding					$1,927,703

(1) Includes $13.9 million balance on construction loans with maximum available borrowings of $26.2 million.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	December 31, 2013
Secured debt	$712,751
Unsecured debt	1,214,952	0.386
Total consolidated debt outstanding	$1,927,703

Unencumbered adjusted book	$3,488,399
Encumbered adjusted book	932,344
Total adjusted book	$4,420,743

# of Operating Office Properties
Unencumbered	142
Encumbered	41
Total	183

Square Feet of Office Properties (in thousands)
Unencumbered	12,953
Encumbered	4,417
Total	17,370

	Three Months Ended 12/31/13
Unencumbered NOI from real estate operations	$57,319
Encumbered NOI from real estate operations	22,302
Total NOI from real estate operations	$79,621

Unencumbered adjusted EBITDA	$51,747
Encumbered adjusted EBITDA	22,170
Total adjusted EBITDA	$73,917

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 12/31/13		Year Ended 12/31/13
Adjusted EBITDA debt service coverage ratio	3.0x		3.1x
Adjusted EBITDA fixed charge coverage ratio	2.8x		2.8x
Adjusted debt to in-place adjusted EBITDA ratio	6.8x		N/A

	As of and for Three Months Ended 12/31/13
Unsecured Senior Notes Covenants	Actual		Required
Total Debt / Total Assets	44.8%		Less than 60%
Secured Debt / Total Assets	15.8%		Less than 40%
Debt Service Coverage	3.1x		Greater than 1.5x
Unencumbered Assets / Unsecured Debt	269.6%		Greater than 150%

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.30%	1.43%	$—	$—	$—	$—	$—	$—	$—
Senior Unsecured Notes
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			—	—	—	—	—	600,000	600,000

Exchangeable Senior Notes	4.25%	6.05%	—	575	—	—	—	—	575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.67%	—	250,000	—	—	—	—	250,000
2017 maturities (1)	LIBOR + 1.50%	1.67%	—	—	—	250,000	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.27%	—	—	—	—	—	120,000	120,000
2026 maturities	0.00%	—%	200	200	200	200	200	1,461	2,461
Total Other Unsecured Debt			200	250,200	200	250,200	200	121,461	622,461

Total Unsecured Debt			$200	$250,775	$200	$250,200	$200	$721,461	$1,223,036
Secured Debt
Fixed Rate Secured Debt
2014 maturities	7.25%	7.25%	$83,499	$—	$—	$—	$—	$—	$83,499
2015 maturities	5.53%	5.53%	—	103,000	—	—	—	—	103,000
2016 maturities	6.59%	6.59%	3,842	4,128	277,886	—	—	—	285,856
2017 maturities	5.64%	5.64%	179	189	200	154,302	—	—	154,870
Thereafter	4.38%	4.38%	949	1,000	1,053	1,113	1,174	42,477	47,766
Total Fixed Rate Secured Debt			88,469	108,317	279,139	155,415	1,174	42,477	674,991
Variable Rate Secured Debt	LIBOR + 2.25%	2.43%	814	36,877	—	—	—	—	37,691
Total Secured Debt			$89,283	$145,194	$279,139	$155,415	$1,174	$42,477	$712,682

Total Debt			$89,483	$395,969	$279,339	$405,615	$1,374	$763,938	$1,935,718

Fixed Rate Debt	5.26%	5.34%	$88,669	$109,092	$279,339	$155,615	$1,374	$643,938	$1,278,027
Variable Rate Debt	1.82%	1.82%	814	286,877	—	250,000	—	120,000	657,691
Total Debt			$89,483	$395,969	$279,339	$405,615	$1,374	$763,938	$1,935,718

Balloon Payments			$82,458	$389,751	$274,605	$404,110	$—	$758,084	$1,909,008
Scheduled Principal Amortization			7,025	6,218	4,734	1,505	1,374	5,854	26,710
Total Debt			$89,483	$395,969	$279,339	$405,615	$1,374	$763,938	$1,935,718
							Net discount		(8,015)
							Consolidated debt		$1,927,703
(1) Matures in 2017, and may be extended by one-year at our option, subject to certain conditions.
(2) May be extended by two one-year periods at our option, subject to certain conditions.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 12/31/13
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Property Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	$55,159	$37,691	50%
Hunstville, AL:
LW Redstone Company, LLC (3 properties)	304	79.7%	52,504	20,040	85%
Total/Average	546	87.3%	$107,663	$57,731
NOI of Operating Properties for Three Months Ended 12/31/13 (2)	$2,719
NOI of Operating Properties for the Year Ended 12/31/13 (2)	$7,670

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	$6,436	$—	75%
M Square Research Park	525	5,760	—	50%
Huntsville, Alabama:
Redstone Gateway	4,294	79,666	5,809	85%
Total	5,786	$91,862	$5,809

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Net income (loss)	$92,672	$(2,000)	$(4,405)	$15,277	$19,010	$101,544	$20,341
Interest expense on continuing and discontinued operations	23,181	21,310	23,369	22,371	22,782	90,231	96,798
Income tax expense	1,917	24	21	16	54	1,978	381
Depreciation of furniture, fixtures and equipment (FF&E)	495	502	527	530	610	2,054	2,481
Real estate-related depreciation and amortization	31,322	29,210	28,935	28,252	28,560	117,719	121,937
Impairment losses	921	22,074	7,195	1,857	2,140	32,047	66,910
(Gain) loss on early extinguishment of debt on continuing and discontinued operations	(67,808)	374	21,470	5,184	6	(40,780)	(793)
(Gain) loss on sales of operating properties	(9,004)	—	—	—	8	(9,004)	(20,928)
Gain on sales of non-operational properties	—	—	(329)	(2,354)	—	(2,683)	(33)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	221	1,006	(961)	(60)	(2,992)	206	(3,589)
Operating property acquisition costs	—	—	—	—	—	—	229
Adjusted EBITDA	$73,917	$72,500	$75,822	$71,073	$70,178	$293,312	$283,734
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	8,442	8,027	6,583	7,821	7,103	30,873	31,903
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,367	1,383	1,327	1,359	1,205	5,436	5,506
Depreciation of FF&E	(495)	(502)	(527)	(530)	(610)	(2,054)	(2,481)
Income from construction contracts and other service operations	(605)	(685)	(1,413)	(785)	(750)	(3,488)	(3,260)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,106)	(1,003)	(1,045)	(886)	(1,028)	(4,040)	(3,583)
Equity in (income) loss of unconsolidated entities	(1,899)	(44)	(126)	(41)	24	(2,110)	546
NOI from real estate operations	$79,621	$79,676	$80,621	$78,011	$76,122	$317,929	$312,365

Adjusted EBITDA	$73,917	$72,500	$75,822	$71,073	$70,178
NOI from properties in quarter of disposition	(5,107)	—	(45)	—	—
In-place adjusted EBITDA	$68,810	$72,500	$75,777	$71,073	$70,178

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Discontinued Operations
Revenues from real estate operations	$8,233	$9,740	$9,543	$10,120	$9,953	$37,636	$58,801
Property operating expenses	(2,982)	(3,524)	(3,321)	(3,678)	(3,758)	(13,505)	(21,529)
Depreciation and amortization	(996)	(1,005)	(1,262)	(1,242)	(1,335)	(4,505)	(13,939)
General, administrative and leasing expenses	(3)	—	—	(1)	—	(4)	(3)
Business development expenses and land carry costs	—	—	—	—	—	—	(24)
Interest	(1,905)	(1,968)	(2,267)	(2,081)	(2,151)	(8,221)	(10,397)
Gain on early extinguishment of debt	67,810	—	—	—	—	67,810	1,736
Impairment losses	(921)	(16,217)	(7,195)	(1,857)	(186)	(26,190)	(23,232)
Gain (loss) on sales of depreciated real estate properties	2,671	—	—	—	(8)	2,671	20,940
Discontinued operations	$71,907	$(12,974)	$(4,502)	$1,261	$2,515	$55,692	$12,353
GAAP revenues from real estate operations from continuing operations	$118,487	$114,821	$115,732	$111,957	$112,611	$460,997	$434,299
Revenues from discontinued operations	8,233	9,740	9,543	10,120	9,953	37,636	58,801
Real estate revenues	$126,720	$124,561	$125,275	$122,077	$122,564	$498,633	$493,100
GAAP property operating expenses from continuing operations	$44,117	$41,361	$41,333	$40,388	$42,684	$167,199	$159,206
Property operating expenses from discontinued operations	2,982	3,524	3,321	3,678	3,758	13,505	21,529
Real estate property operating expenses	$47,099	$44,885	$44,654	$44,066	$46,442	$180,704	$180,735
Gain on sales of real estate, net, per statements of operations	$6,333	$—	$329	$2,354	$—	$9,016	$21
Gain (loss) on sales of real estate from discontinued operations	2,671	—	—	—	(8)	2,671	20,940
Gain on sales of real estate from continuing and discontinued operations	9,004	—	329	2,354	(8)	11,687	20,961
Less: Gain on sales of non-operating properties	—	—	(329)	(2,354)	—	(2,683)	(33)
Gain (loss) on sales of operating properties	$9,004	$—	$—	$—	$(8)	$9,004	$20,928
Impairment losses, per statements of operations	$—	$5,857	$—	$—	$1,954	$5,857	$43,678
Impairment losses on discontinued operations	921	16,217	7,195	1,857	186	26,190	23,232
Total impairment losses	921	22,074	7,195	1,857	2,140	32,047	66,910
Less: Impairment losses on previously depreciated operating properties	(921)	(22,074)	(7,195)	(1,857)	(247)	(32,047)	(70,263)
Impairment losses (recoveries) on non-operating properties	—	—	—	—	1,893	—	(3,353)
Less: Income tax expense from impairments on non-operating properties	—	—	—	—	—	—	673
Impairment losses (recoveries) on non-operating properties, net of tax	$—	$—	$—	$—	$1,893	$—	$(2,680)

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	12/31/13	12/31/12
Depreciation and amortization associated with real estate operations from continuing operations	$30,326	$28,205	$27,673	$27,010	$27,225	$113,214	$107,998
Depreciation and amortization from discontinued operations	996	1,005	1,262	1,242	1,335	4,505	13,939
Real estate-related depreciation and amortization	$31,322	$29,210	$28,935	$28,252	$28,560	$117,719	$121,937
Interest expense from continuing operations	$21,276	$19,342	$21,102	$20,290	$20,631	$82,010	$86,401
Interest expense from discontinued operations	1,905	1,968	2,267	2,081	2,151	8,221	10,397
Total interest expense	23,181	21,310	23,369	22,371	22,782	90,231	96,798
Less: Amortization of deferred financing costs	(1,159)	(1,321)	(1,443)	(1,528)	(1,547)	(5,451)	(6,243)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	48	121	(556)	(628)	(693)	(1,015)	(2,721)
Denominator for interest coverage	22,070	20,110	21,370	20,215	20,542	83,765	87,834
Scheduled principal amortization	2,252	2,226	2,491	2,512	2,590	9,481	11,684
Denominator for debt service coverage	24,322	22,336	23,861	22,727	23,132	93,246	99,518
Scheduled principal amortization	(2,252)	(2,226)	(2,491)	(2,512)	(2,590)	(9,481)	(11,684)
Preferred share dividends - redeemable non-convertible	4,490	4,490	4,885	6,106	6,106	19,971	20,844
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$26,725	$24,765	$26,420	$26,486	$26,813	$104,396	$109,338
Preferred share dividends	$4,490	$4,490	$4,885	$6,106	$6,106	$19,971	$20,844
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends	24,026	24,022	23,604	23,594	22,255	95,246	81,720
Common unit distributions	1,094	1,094	1,042	1,050	1,119	4,280	4,617
Total dividends/distributions	$29,775	$29,771	$29,696	$30,915	$29,645	$120,157	$107,841
Common share dividends	$24,026	$24,022	$23,604	$23,594	$22,255	$95,246	$81,720
Common unit distributions	1,094	1,094	1,042	1,050	1,119	4,280	4,617
Dividends and distributions for payout ratios	$25,120	$25,116	$24,646	$24,644	$23,374	$99,526	$86,337
Total Assets	$3,629,952	$3,755,588	$3,699,635	$3,685,099	$3,653,759	$3,629,952	$3,653,759
Accumulated depreciation	597,649	612,369	597,783	576,299	555,975	597,649	555,975
Accumulated depreciation included in assets held for sale	—	8,845	12,201	12,201	12,201	—	12,201
Accumulated amort. of real estate intangibles and deferred leasing costs	193,142	195,559	189,330	184,097	181,834	193,142	181,834
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	9,224	9,216	9,208	9,199	—	9,199
Denominator for debt to adjusted book	$4,420,743	$4,581,585	$4,508,165	$4,466,904	$4,412,968	$4,420,743	$4,412,968
Debt, net	$1,927,703	$2,135,031	$2,093,106	$1,957,360	$2,019,168
Less: Cash and cash equivalents	(54,373)	(27,318)	(9,196)	(23,509)	(10,594)
Numerator for adjusted debt to in-place adjusted EBITDA ratio	$1,873,330	$2,107,713	$2,083,910	$1,933,851	$2,008,574

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of

Corporate Office Properties Trust
Definitions

geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as (1) debt, as adjusted to subtract cash and cash equivalents as of the end of the period, divided by (2) in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Debt to Adjusted book
Defined as the carrying value of our debt divided by Adjusted Book.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on

Corporate Office Properties Trust
Definitions

which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations

Corporate Office Properties Trust
Definitions

that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income (loss) is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2012, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.